SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2001

SCIENTIFIC LEARNING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-24547 (Commission File No.)	94-3234458 (IRS Employer Identification No.)

300 Frank H. Ogawa Plaza, Suite 500 Oakland, CA 94612-2040 (Address of principal executive offices and zip code) Registrant’s telephone number, including area code: (510) 444-3500

Item 5. Other Events.

On November 30, 2001, Scientific Learning Corporation (the “Company”) completed the sale of 4,000,000 shares of the Company’s common stock for a per share purchase price of $1.25 per share, and an aggregate purchase price of $5,000,000, to Warburg, Pincus Ventures, L.P. The transaction was completed as a private placement, pursuant to a Stock Purchase Agreement dated November 7, 2001. Pursuant to an amendment to the Company’s existing Amended and Restated Registration Rights Agreement, the shares sold to Warburg, Pincus Ventures, L.P. will be “Registrable Securities” as defined in such agreement and accordingly the Company may be required to register such shares for resale in the future. Warburg, Pincus Ventures, L.P. is the Company’s largest shareholder, and after this transaction holds 7,661,638 shares of the Company’s outstanding common stock, together with warrants to purchase an additional 1,491,666 shares of common stock at prices ranging from $8.00 to $9.00. Attached as Exhibit 99.2 is an unaudited proforma balance sheet, as of September 30, 2001, which shows the impact of this transaction on the Company’s assets and stockholders’ equity as at that date.

Item 7. Exhibits.

4.4	Amendment No. 2 By and Among Scientific Learning Corporation, Warburg, Pincus Ventures, L.P. and WPV, Inc., Effective as of November 30, 2001 to Amended and Restated Registration Rights Agreement Entered Into as of December 30, 1998

99.1(1)	Stock Purchase Agreement dated as of November 7, 2001 by and between Scientific Learning Corporation and Warburg Pincus Ventures, LP.

99.2	ProForma Balance Sheet of the Company, as of September 30, 2001, showing the impact of the equity investment described in Item 5 above.

(1)	Incorporated by reference to Exhibit 10.22 previously filed with the Company’s Form 10-Q for the quarter ended September 30, 2001 (SEC File No. 00-24547)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SCIENTIFIC LEARNING CORPORATION
Dated: December 7, 2001	By:	/s/ Jane A. Freeman ———————————— Jane A. Freeman Chief Financial Officer

2.

INDEX TO EXHIBITS

4.4	Amendment No. 2 By and Among Scientific Learning Corporation, Warburg, Pincus Ventures, L.P. and WPV, Inc., Effective as of November 30, 2001 to Amended and Restated Registration Rights Agreement Entered Into as of December 30, 1998

99.1(1)	Stock Purchase Agreement dated as of November 7, 2001 by and between Scientific Learning Corporation and Warburg Pincus Ventures, LP.

99.2	ProForma Balance Sheet of the Company, as of September 30, 2001, showing the impact of the equity investment described in Item 5 above.

(1)	Incorporated by reference to Exhibit 10.22 previously filed with the Company’s Form 10-Q for the quarter ended September 30, 2001 (SEC File No. 00-24547)